UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant’s telephone number, including area code)

________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed by BioCryst Pharmaceuticals, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 29, 2026 (the “Original Report”) and is being filed solely to amend and supplement the Company’s disclosure contained in Item 2.05 of the Original Report. The Original Report otherwise remains unchanged.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On June 29, 2026, the Company announced its plan to discontinue the Company’s internal discovery programs and close its Discovery Center of Excellence facility in Birmingham, Alabama (the “Plan”) as part of the Company’s ongoing strategic evolution to strengthen its rare disease pipeline. At the time of the Original Report, the Company was not able to make a good faith estimate of the costs it would incur in connection with the Plan.

The Company now estimates that it will incur between $6.2 and $7.5 million in one-time expenses in connection with employee termination benefits and severance, of which approximately $5.3 to $6.6 million are expected to be cash expenditures. While the Company expects costs associated with the Plan to also include costs related to the closure of the Discovery Center of Excellence facility, such as contract and lease termination or asset impairment charges, among other costs, management’s analysis of the Plan’s execution is still ongoing. As such, the Company is currently unable in good faith to estimate the total amount or range of amounts expected to be incurred in connection with such facility closure-related costs, or of any charges that will result in future cash expenditures. The Company will file an amended Current Report on Form 8-K or other periodic report after it makes a determination of such an estimate or range of estimates.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K/A contains forward-looking statements, including statements related to the implementation of the Plan and related expenses. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results to be materially different from any future results expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. For a further description of such risks and uncertainties, please refer to the documents the Company files periodically with the SEC, specifically the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in the Company’s forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2026	BioCryst Pharmaceuticals, Inc.
	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer